UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Orbital Sciences Corporation

(Exact name of registrant as specified in its charter)

Delaware	06-1209561
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21839 Atlantic Boulevard
Dulles, Virginia 20166

(Address, including zip code, of Registrant’s principal executive offices)

Orbital Sciences Corporation
2005 Stock Incentive Plan

(Full title of the plan)

Leo Millstein
Senior Vice President, General Counsel and Secretary
Orbital Sciences Corporation
21839 Atlantic Boulevard
Dulles, Virginia 20166
(703) 406-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Eve N. Howard, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each	Amount to be	maximum offering	maximum	Amount of
class of securities	registered	price per share (a)	aggregate offering	registration fee (a)
to be registered			price (a)
Common Stock, par value $.01 per share	2,500,000 shares	$9.345	$23,362,500.00	$2,749.77

(a) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of the common stock, par value $0.01 per share, of Orbital Sciences Corporation, reported on the New York Stock Exchange on May 5, 2005, which is within five (5) business days prior to the date of this registration statement.

EXPLANATORY NOTE

     This registration statement registers 2,500,000 shares of the common stock, par value $0.01 per share (the “Common Stock”), of Orbital Sciences Corporation (the “Registrant”) that may be granted under the Orbital Sciences Corporation 2005 Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed on March 4, 2005.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed on April 25, 2005.

(c)	The Registrant’s Current Reports on Form 8-K filed on January 5, 2005, February 28, 2005 and May 2, 2005.

(d)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on July 6, 1998 (file number 001-14279).

     In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Under Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorneys’ fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory for present and former directors and officers to the extent such director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding or in the defense of a claim, issue or matter therein.

     The Restated Certificate of Incorporation of the Registrant (the “Registrant Certificate”) contains provisions that provide that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined. The Registrant Certificate further provides that the Registrant shall, to the maximum extent permitted by the DGCL as presently in effect (except for Section 145(f) of the DGCL), indemnify and upon request, advance expenses to, any person who is or was a party or is threatened to be made party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Registrant or while a director or officer is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, provided, however, that the Registrant shall not be required to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

     The Registrant has also entered into substantially identical indemnification agreements (the “Indemnification Agreements”) with each of its directors and certain of its officers and senior managers.

The Indemnification Agreements, among other things, provide for the indemnification of each indemnitee against all expenses (including attorneys’ fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred by the indemnitee because he or she was, is or is threatened to be made a party to any completed, pending or threatened action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the Registrant or any of its affiliates, or was serving, at the Registrant’s request, in such capacities with another enterprise. Under the Indemnification Agreements, the indemnitee will be indemnified so long as he or she acted in good faith and in a manner reasonably believed by him or her to be in or not opposed to the Registrant’s best interest and, in the case of a criminal action, had no reasonable cause to believe his or her conduct was unlawful. In addition, the Indemnification Agreements do not permit indemnification in an action or suit by or in the right of the Registrant, where such indemnitee has been adjudged liable to the Registrant, unless, and only to the extent that, the court in which such action was brought determines that the indemnitee is entitled to be indemnified. The Indemnification Agreements further provide that the indemnification thereunder is not exclusive of any other rights the indemnitee may have under the Registrant Certificate or any agreement or vote of stockholders and that the Registrant Certificate may not be amended to adversely affect the rights of the indemnitee.

     The Registrant has also obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following exhibits are filed as a part of this registration statement:

Exhibit
Number	Description
4.1	Orbital Sciences Corporation 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 2, 2005).

4.2	Form of Stock Unit Agreement under the 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 2, 2005).

4.3	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File Number 33-33453) filed on February 9, 1990 and effective on April 24, 1990).

5.1	Opinion of Leo Millstein, Senior Vice President, General Counsel and Secretary of Orbital Sciences Corporation (filed herewith).

23.1	Consent of Leo Millstein, Senior Vice President, General Counsel and Secretary of Orbital Sciences Corporation (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

24.1	Power of Attorney (contained on the signature pages).

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, the Commonwealth of Virginia, on the 11th day of May, 2005.

ORBITAL SCIENCES CORPORATION

BY:	/s/ David W. Thompson

David W. Thompson, Chairman of the
Board and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints David W. Thompson and Leo Millstein, or any of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and capacities, for them and in their name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact as agents full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below on May 11, 2005 by the following persons in the capacities indicated.

Signature:	Title:

/s/ David W. Thompson	Chairman of the Board and Chief

David W. Thompson	Executive Officer, Director
(Principal Executive Officer)

/s/ James R. Thompson	Vice Chairman, President and Chief

James R. Thompson	Operating Officer, Director

/s/ Garrett E. Pierce	Vice Chairman and Chief

Garrett E. Pierce	Financial Officer, Director
(Principal Financial Officer)

/s/ Hollis M. Thompson	Vice President and Controller

Hollis M. Thompson	(Principal Accounting Officer)

Signature:	Title:
/s/ Edward F. Crawley	Director

Edward F. Crawley

/s/ Daniel J. Fink	Director

Daniel J. Fink

/s/ Lennard A. Fisk	Director

Lennard A. Fisk

/s/ Robert M. Hanisee	Director

Robert M. Hanisee

/s/ Robert J. Hermann	Director

Robert J. Hermann

/s/ Janice I. Obuchowski	Director

Janice I. Obuchowski

/s/ Frank L. Salizzoni	Director

Frank L. Salizzoni

/s/ Harrison H. Schmitt	Director

Harrison H. Schmitt

/s/ Scott L. Webster	Director

Scott L. Webster

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Orbital Sciences Corporation 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 2, 2005).

4.2	Form of Stock Unit Agreement under the 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 2, 2005).

4.3	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File Number 33-33453) filed on February 9, 1990 and effective on April 24, 1990).

5.1	Opinion of Leo Millstein, Senior Vice President, General Counsel and Secretary of Orbital Sciences Corporation (filed herewith).

23.1	Consent of Leo Millstein, Senior Vice President, General Counsel and Secretary of Orbital Sciences Corporation (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

24.1	Power of Attorney (contained on the signature pages).